Exhibit 99.(d)(2)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND’S PROSPECTUS
DATED , 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

The Thai Capital Fund, Inc.
Incorporated under the laws of the State of Maryland
NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non - Transferable Subscription Rights to Purchase Shares of 1.00% Redeemable Preferred Stock, Par Value of $0.01 per share,
(the “Preferred Stock”) of The Thai Capital Fund, Inc.
Subscription Price: $4.95 per Share
Liquidation Preference: $5.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON , 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Registered owners of the Subscription certificates are entitled to subscribe for that number of shares (the “Shares”) of Preferred Stock, with a par value of $0.01 per shares, of The Thai Capital Fund, Inc., a Maryland corporation, upon the terms and conditions and at the subscription price for each Share specified in the Prospectus relating to the Offer made by the Rights (the “Primary Subscription”). Each Record Date Stockholder who fully exercises all Rights issued to him/her is entitled to subscribe for Shares that were not otherwise subscribed by others in the Primary Subscription in the Over-Subscription Privilege (the “Over-Subscription Privilege”), as described in the Prospectus. The Rights represented by this Subscription Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Preferred Stock subscribed in accordance with “Instructions as to The Thai Capital Fund, Inc.

Subscription Rights Certificate” that accompany this Subscription Rights Certificate. The Expiration Date for the offer is 5.00 p.m., New York City time, on        , 2013, unless extended by the Fund.

Exercising Rights Holders who acquire Shares pursuant to the Offer will be issued a Direct Registration System book-entry statement representing the Shares issued to such Exercising Right Holder promptly after completion of the Rights Offering, after full payment for such Shares has been received and cleared and after pro rata allocations and adjustments have been completed.

Any excess payment to be refunded by the Fund to a Record Date Stockholder will be delivered as soon as practicable after the Expiration Date. To subscribe pursuant to this Primary Subscription Right, one Right and the Subscription Price are required for each Share. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Preferred Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of the Subscription Price set forth above must accompany this Subscription Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of The Thai Capital Fund, Inc. and the signatures of its duly authorized officers.

Dated: , 2013

President	Secretary
and Principal Executive Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by mail, overnight courier or other expedited service: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS	FORM 2-DELIVERY TO DIFFERENT ADDRESS

To subscribe for shares pursuant to your Primary Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Primary Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Primary Subscription Privilege or Over-Subscription Privilege, as applicable.

If you wish for the Preferred Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

(a) EXERCISE OF PRIMARY SUBSCRIPTION PRIVILEGE:

I apply for shares x $ 4.95 = $
(no. of new shares) (subscription price) (amount enclosed)
FORM 3-SIGNATURE
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

If you have exercised your Primary Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for shares x $ 4.95 = $	Signature(s):
(no. of new shares) (subscription price) (amount enclosed)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)
FORM 4-SIGNATURE GUARANTEE
☐ Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
This form must be completed if you have completed any portion of Forms 2.

☐     Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO SAMPLE Corporation, with reference to the rights holder’s name.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THE THAI CAPITAL FUND, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800) 441-2738.